Statement Under Oath of Principal Executive Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

TCF Financial Corporation

I, William A. Cooper, the principal executive officer of TCF Financial Corporation, state and attest that:

1.               To the best of my knowledge, based upon a review of the covered reports of TCF Financial Corporation, and, except as corrected or supplemented in a subsequent covered report:

•      no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•      no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2.               I have reviewed the contents of this statement with the Company’s audit committee.

3.               In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•      the Annual Report on Form 10-K for the period ended December 31, 2001 of TCF Financial Corporation;

•      all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of TCF Financial Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•      any amendments to any of the foregoing.

/s/ William A. Cooper	Subscribed and sworn to before me this 13th day
William A. Cooper	of August, 2002.

August 13, 2002
/s/ Karen M. Lawson
Notary Public

My Commission Expires: 1/31/05